CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN REPLACED WITH ASTERISKS AND FILED SEPARATELY WITH THE SEC UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 OR RULE 406.

Amendment No. 1 to Supplier Partnering Agreement

This Amendment No. 1 to Supplier Partnering Agreement dated January 1, 2006 ("Original Agreement") by and between Pacesetter, Inc. (d/b/a St. Jude Medical CRMD), a St. Jude Medical Company, 15900 Valley View Court, Sylmar, California 91392-9221 ("Buyer"); and NVE Corporation, 11409 Valley View Road, Eden Prairie, MN 55344-3617 ("Seller") is executed by and between Buyer and Seller.

1. Extension of Term of Agreement.
Section 1 of the Original Agreement shall be amended so that the term of the Agreement will continue until December 31, 2009.

2. **
Section 6.2 of the Original Agreement shall be amended so that ** applies to 2009.

3. Change in contacts.
Section 7 "Communication" of the Original Agreement shall be amended so that the Buyer contact responsible for routine communications between Seller and Buyer is Winston Hanson. Section 10.6 "Notices" to Buyer shall be similarly amended.

4. Changes in Purchase Quantity and Unit Price.
Attachment 1 of the Original Agreement shall be amended to reflect a 2008 Unit Price of **, with an annual volume forecast for 2008 and 2009 of **.

Except as expressly amended above, all other terms and conditions of the Agreement will continue in full force and effect without change or modification.

IN WITNESS OF THIS AGREEMENT, the parties have signed below by their authorized officers:

PACESETTER, INC.	NVE Corporation

By: /s/ WINSTON R. HANSON	By: /s/ DANIEL A. BAKER
Winston R. Hanson	Daniel A. Baker

Title: Commodity Manager	Title: President & CEO

Date: 9/4/07	Date: 9/6/07

SJM 2008 Forecast
NVE Corporation

SJM Part No.	Description	2007% / Qty Required Inventory		2007 12 Mo. Purchase Forecast	2007 UNIT PRICE	2008% / Qty Required Inventory		2008 12 Mo. Purchase Forecast	2008 UNIT PRICE
1071000-001	GMR Sensor	**	**	**	**	**	**	**	**

/s/ DANIEL A. BAKER
Vendor Acknowledgment

Daniel A. Baker
Name

9/6/07
Date